Exhibit 99.2

Monolithic Power Systems

Q3’25 Earnings Commentary

The highest quality power solutions for

Industrial Applications, Telecom Infrastructures,

Cloud Computing, Automotive, and Consumer Applications

Monolithic Power Systems Reports Third Quarter Results on October 30, 2025

MPS reported its results after market close on October 30, 2025 and will host a question-and-answer webinar at 2:00 p.m. PT / 5:00 p.m. ET. The live event will be held via a Zoom webcast, which can be accessed at https://mpsic.zoom.us/j/95600837087.

Q3 2025 Financial Summary	(Unaudited)

GAAP

	Q3'25	Q2'25	Q3'24	QoQ Change	YoY Change
Revenue ($k)	$ 737,176	$ 664,574	$ 620,119	Up 10.9%	Up 18.9%
Gross Margin	55.1%	55.1%	55.4%	Flat	Down 0.3 pts
Opex ($k)	$ 211,045	$ 201,258	$ 179,415	Up 4.9%	Up 17.6%
Operating Margin	26.5%	24.8%	26.5%	Up 1.7 pts	Flat
Net income ($k)	$ 178,274	$ 133,726	$ 144,430	Up 33.3%	Up 23.4%
Diluted EPS	$ 3.71	$ 2.78	$ 2.95	Up 33.5%	Up 25.8%

Non-GAAP

	Q3'25	Q2'25	Q3'24	QoQ Change	YoY Change
Revenue ($k)	$ 737,176	$ 664,574	$ 620,119	Up 10.9%	Up 18.9%
Gross Margin	55.5%	55.5%	55.8%	Flat	Down 0.3 pts
Opex ($k)	$ 148,339	$ 137,604	$ 125,169	Up 7.8%	Up 18.5%
Operating Margin	35.4%	34.8%	35.6%	Up 0.6 pts	Down 0.2 pts
Net income ($k)	$ 227,114	$ 202,180	$ 198,786	Up 12.3%	Up 14.3%
Diluted EPS	$ 4.73	$ 4.21	$ 4.06	Up 12.4%	Up 16.5%
Tax Rate	15.0%	15.0%	12.5%	Flat	Up 2.5 pts

Revenue by End Market

	Revenue		YoY Change		% of Revenue
End Market ($M)	Q3'25	Q3'24	$	%	Q3'25	Q3'24
Enterprise Data	$ 191.5	$ 184.5	$ 7.0	3.8%	26.0%	29.7%
Storage & Computing	186.6	144.0	42.6	29.6%	25.3	23.2
Automotive	151.5	111.3	40.2	36.1%	20.6	18.0
Communications	79.9	71.9	8.0	11.1%	10.8	11.6
Consumer	72.4	64.4	8.0	12.4%	9.8	10.4
Industrial	55.3	44.0	11.3	25.7%	7.5	7.1
Total	$ 737.2	$ 620.1	$ 117.1	18.9%	100%	100%

Ongoing Business Conditions

In the third quarter of 2025, MPS achieved record quarterly revenue of $737.2 million, 10.9% higher than revenue in the second quarter of 2025 and 18.9% higher than revenue in the third quarter of 2024.

Our quarterly performance reflected the continued strength of our product portfolio, the resilience of our diversified market strategy, and our relentless customer focus.

Q3 2025 highlights include:

●	Our diversified market strategy drove year-over-year revenue growth in all our end markets.

●	We continued to expand our automotive customer base with another major Tier 1 supplier adopting MPS for its next generation ADAS solution.

●	We had our first design win for a full BMS solution on a robotics platform continuing our shift from chips to solutions.

Overall, we continued to demonstrate our ability to grow and swiftly adapt all aspects of our business to the fluid geopolitical and macro-economic environment.

Our strategy remains unchanged. MPS continues to focus on innovation, solving our customers’ most challenging problems, and maintaining the highest level of quality. We continue to invest in new technology, expand into new markets, and to diversify our end-market applications and global supply chain. This will allow us to capture future growth opportunities, maintain supply stability, and rapidly adapt to market changes as they occur.

“Our results demonstrate our continued success in transforming from a chip-only, semiconductor supplier to a full service, silicon-based solutions provider,” said Michael Hsing, CEO and founder of MPS.

Q3 2025 Revenue Results

MPS reported third quarter revenue of $737.2 million, 10.9% higher than the second quarter of 2025 and 18.9% higher than the third quarter of 2024. Compared with the second quarter of 2025, sales in Enterprise Data, Automotive, Communications, Consumer and Industrial improved sequentially.

In our Enterprise Data market, third quarter 2025 revenue of $191.5 million increased 33% from the second quarter of 2025. The sequential increase was primarily driven by higher sales of our power management solutions for AI applications. Third quarter 2025 Enterprise Data revenue was up 3.8% year over year. Enterprise Data revenue represented 26.0% of our total third quarter 2025 revenue compared with 21.7% in the second quarter of 2025.

Third quarter 2025 Consumer revenue of $72.4 million increased 21.3% from the second quarter of 2025 primarily from higher sales in gaming solutions. Third quarter 2025 Consumer revenue was up 12.4% year over year. Consumer revenue represented 9.8% of our total third quarter 2025 revenue compared with 9.0% in the second quarter of 2025.

Third quarter 2025 Industrial revenue of $55.3 million increased 18.4% from the second quarter of 2025 primarily due to higher sales for power sources. Third quarter 2025 Industrial revenue was up 25.7% year over year. Industrial revenue represented 7.5% of our total third quarter 2025 revenue compared with 7.0% in the second quarter of 2025.

Third quarter 2025 Communications revenue of $79.9 million was up 8.3% from the second quarter of 2025 primarily on higher sales into networking solutions. Third quarter 2025 Communications revenue was up 11.1% year over year. Communications sales represented 10.8% of our total third quarter 2025 revenue compared with 11.1% in the second quarter of 2025.

Third quarter Automotive revenue of $151.5 million increased 4.4% from the second quarter of 2025 primarily from higher sales in applications supporting infotainment and USB connectors. Third quarter 2025 Automotive revenue was up 36.1% year over year. Automotive revenue represented 20.6% of MPS’s third quarter 2025 revenue compared with 21.8% in the second quarter of 2025.

Third quarter 2025 Storage and Computing revenue of $186.6 million decreased 4.5% from the second quarter of 2025 due to lower sales of power solutions for notebooks. Third quarter 2025 Storage and Computing revenue was up 29.6% year over year. Storage and Computing revenue represented 25.3% of MPS’s third quarter 2025 revenue compared with 29.4% in the second quarter of 2025.

Q3 2025 Gross Margin & Operating Income

GAAP gross margin was 55.1%, flat to the second quarter of 2025. Our GAAP operating income was $195.2 million compared to $164.8 million reported in the second quarter of 2025.

Non-GAAP gross margin for the third quarter of 2025 was 55.5%, flat to the second quarter of 2025. Our non-GAAP operating income was $260.6 million compared to $231.2 million reported in the second quarter of 2025.

Q3 2025 Operating Expenses

Our GAAP operating expenses were $211.0 million in the third quarter of 2025 compared with $201.3 million in the second quarter of 2025. Our non-GAAP operating expenses were $148.3 million, up from $137.6 million in the second quarter of 2025.

The differences between non-GAAP operating expenses and GAAP operating expenses for the quarters discussed here are primarily stock-based compensation and related expenses and deferred compensation plan expense.

Total stock-based compensation and related expenses, including approximately $1.9 million charged to cost of goods sold, was $60.9 million compared with $60.3 million recorded in the second quarter of 2025.

The Bottom Line

Third quarter 2025 GAAP net income was $178.3 million or $3.71 per fully diluted share, compared with $133.7 million or $2.78 per fully diluted share in the second quarter of 2025.

Third quarter 2025 non-GAAP net income was $227.1 million or $4.73 per fully diluted share, compared with $202.2 million or $4.21 per fully diluted share in the second quarter of 2025.

The third quarter 2025 non-GAAP tax rate of 15% was flat to the second quarter of 2025.

There were 48 million fully diluted shares outstanding at the end of the third quarter of 2025.

Balance Sheet and Cash Flow

Cash, cash equivalents and short-term investments were $1,269.5 million at the end of the third quarter of 2025 compared to $1,146.1 million at the end of the second quarter of 2025. For the third quarter of 2025, MPS generated operating cash flow of $239.3 million compared to operating cash flow of $237.6 million for the second quarter of 2025.

Accounts receivable at the end of the third quarter of 2025 were $241.6 million, representing 30 days of sales outstanding, which was 3 days higher than the 27 days reported at the end of the second quarter of 2025.

Our internal inventories at the end of the third quarter of 2025 were $505.7 million, up from $490.6 million at the end of the second quarter of 2025. Days of inventory of 139 days at the end of the third quarter of 2025 was 11 days lower than at the end of the second quarter of 2025.

We continue to manage our internal inventories, balancing the uncertainty in the market with being prepared to capture market upturns as they occur. Comparing current inventory levels using next quarter’s projected revenue, days of inventory at the end of the third quarter of 139 days is 4 days higher than at the end of the second quarter of 2025.

Selected Balance Sheet and Inventory Data	(Unaudited)

	Q3'25	Q2'25	Q3'24
Cash, Cash Equivalents, and Short-Term Investments	$ 1,269.5 M	$ 1,146.1 M	$ 1,462.4 M
Operating Cash Flow	$ 239.3 M	$ 237.6 M	$ 231.7 M
Accounts Receivable	$ 241.6 M	$ 194.8 M	$ 164.7 M
Days of Sales Outstanding	30 Days	27 Days	24 Days
Internal Inventories	$ 505.7 M	$ 490.6 M	$ 424.9 M
Days of Inventory (current quarter revenue)	139 Days	150 Days	140 Days
Days of Inventory (next quarter revenue)	139 Days	135 Days	139 Days

Q4 2025 Business Outlook

For the fourth quarter of 2025 ending December 31, we are forecasting:

•	Revenue in the range of $730 million to $750 million.

•	GAAP gross margin in the range of 54.9% to 55.5%

•

Non-GAAP gross margin in the range of 55.2% to 55.8% which excludes the impact from stock-based compensation and related expenses as well as the impact from amortization of acquisition-related intangible assets.

•	Total stock-based compensation and related expenses in the range of $63.2 million to $65.2 million including approximately $1.9 million that would be charged to cost of goods sold.

•	GAAP operating expenses between $206.8 million and $212.8 million.

•	Non-GAAP operating expenses in the range of $145.5 million to $149.5 million. This estimate excludes stock-based compensation and related expenses in the range of $61.3 million to $63.3 million.

•	Interest and other income in the range from $7.4 million to $7.8 million before foreign exchange gains or losses.

•	Non-GAAP tax rate of 15% for 2025.

•	Fully diluted shares outstanding in the range of 48.5 to 48.9 million shares.

For further information, contact:

Bernie Blegen

Executive Vice President and Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

MPSInvestor.Relations@monolithicpower.com

Safe Harbor Statement

This earnings commentary contains, and statements that will be made during the accompanying webinar will contain, forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, that should not be unduly relied upon, including under the “Q4’25 Business Outlook” section herein, our statement regarding our business focus, our statement regarding the expansion and diversification of our global supply chain, our statement regarding our ability to capture future growth opportunities, maintain supply stability and swiftly adapt to market changes as they occur, our statements regarding our inventory management to capture market upturns and our days of inventory compared to our Q4 2025 projected revenue, and the quote from our CEO and founder, including, among other things, (i) projected revenue, GAAP and non-GAAP gross margin, GAAP and non-GAAP operating expenses, stock-based compensation and related expenses, amortization of acquisition-related intangible assets, other income before foreign exchange gains or losses, and fully diluted shares outstanding, (ii) our outlook for the fourth quarter of fiscal year 2025 and the near-term, medium-term and long-term prospects of MPS, including our ability to adapt to changing market conditions, performance against our business plan, our ability to grow despite the various challenges facing our business, our industry and the global economic environment, revenue growth in certain of our end markets, potential new business segments, our continued investment in research and development (“R&D”), expected revenue growth, customers’ acceptance of our new product offerings, the prospects of our new product development, our expectations regarding market and industry trends and prospects, and our projected expansion of capacity and the impact it may have on our business, (iii) our ability to penetrate new markets and expand our market share, (iv) our ability to reduce our expenses, and (vi) statements regarding the assumptions underlying or relating to any statement described in (i), (ii), (iii), or (iv). These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve significant known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this earnings commentary and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ include, but are not limited to, continued uncertainties in the global economy, including due to the Russia-Ukraine and Middle East conflicts, global tariffs, export controls and retaliatory measures and announcements regarding same, inflation, consumer sentiment and other factors; adverse events arising from orders or regulations of governmental entities, including such orders or regulations that impact our customers or suppliers, and adoption of new or amended accounting standards; adverse changes in laws and government regulations such as tariffs on imports of foreign goods, export regulations and export classifications, and tax laws (including the H.R.1 Act signed into law on July 4, 2025) or the interpretation of same, including in foreign countries where MPS has offices or operations; the effect of export controls, trade and economic sanctions regulations and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets, particularly in China; our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses; acceptance of, or demand for, our products, in particular the new products launched recently, being different than expected; our ability to increase market share in our targeted markets; difficulty in predicting or budgeting for future customer demand and channel inventories, expenses and financial contingencies (including as a result of any continuing impact from the Russia-Ukraine and Middle East conflicts); our ability to efficiently and effectively develop new products and receive a return on our R&D expense investment; our ability to attract new customers and retain existing customers; our ability to meet customer demand for our products due to constraints on our third-party suppliers’ ability to manufacture sufficient quantities of our products or otherwise; our ability to expand manufacturing capacity to support future growth; adverse changes in production and testing efficiency of our products; any political, cultural, military, regulatory, economic, foreign exchange and operational changes in China, where a significant portion of our manufacturing capacity comes from; any market disruptions or interruptions in our schedule of new product development releases; our ability to manage our inventory levels; adequate supply of our products from our third-party manufacturing partners; adverse changes or developments in the semiconductor industry generally, which is cyclical in nature, and our ability to adjust our operations to address such changes or developments; the ongoing consolidation of companies in the semiconductor industry; competition generally and the increasingly competitive nature of our industry; our ability to realize the anticipated benefits of companies and products that MPS acquires, and our ability to effectively and efficiently integrate these acquired companies and products into our operations; the risks, uncertainties and costs of litigation in which MPS is involved; the outcome of any upcoming trials, hearings, motions and appeals; the adverse impact on our financial performance if its tax and litigation provisions are inadequate; our ability to effectively manage our growth and attract and retain qualified personnel; the effect of epidemics and pandemics on the global economy and on our business; the risks associated with the financial market, economy, global tariffs, export controls and retaliatory measures and announcements regarding same, and geopolitical uncertainties, including the Russia-Ukraine and Middle East conflicts; and other important risk factors identified under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our Annual Report on Form 10-K filed with the SEC on March 3, 2025. MPS assumes no obligation to update the information in this earnings commentary or in the accompanying webinar.

Non-GAAP Financial Measures

This earnings commentary contains references to certain non-GAAP financial measures. Non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP other income, net, and non-GAAP income before income taxes differ from net income, net income per share, gross margin, operating expenses, operating income, other income, net, and income before income taxes determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Non-GAAP net income and non-GAAP net income per share exclude the effect of stock-based compensation and related expenses, which include stock-based compensation expense and employer payroll taxes in relation to the stock-based compensation, net deferred compensation plan expense, amortization of acquisition-related intangible assets and related tax effects. Non-GAAP gross margin excludes the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and deferred compensation plan expense. Non-GAAP operating expenses exclude the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and deferred compensation plan expense. Non-GAAP operating income excludes the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and deferred compensation plan expense. Non-GAAP other income, net excludes the effect of deferred compensation plan income. Non-GAAP income before income taxes excludes the effect of stock-based compensation and related expenses, amortization of acquisition-related intangible assets and net deferred compensation plan expense. Projected non-GAAP gross margin excludes the effect of stock-based compensation and related expenses, and amortization of acquisition-related intangible assets. Projected non-GAAP operating expenses exclude the effect of stock-based compensation and related expenses. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’s core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by MPS. See the GAAP to Non-GAAP reconciliations in the tables set forth below.

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$178,274	$144,430	$445,791	$337,337

Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation and related expenses	60,875	52,416	174,966	156,889
Amortization of acquisition-related intangible assets	320	320	960	983
Deferred compensation plan expense, net	423	141	698	294
Tax effect	(12,778)	1,479	692	(4,149)
Non-GAAP net income	$227,114	$198,786	$623,107	$491,354

Non-GAAP net income per share:
Basic	$4.74	$4.08	$13.01	$10.09
Diluted	$4.73	$4.06	$12.98	$10.04

Shares used in the calculation of non-GAAP net income per share:
Basic	47,898	48,757	47,879	48,692
Diluted	48,042	48,964	48,022	48,945

RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Gross profit	$406,228	$343,443	$1,125,474	$876,462
Gross margin	55.1%	55.4%	55.2%	55.3%

Adjustments to reconcile gross profit to non-GAAP gross profit:
Stock-based compensation and related expenses	1,917	1,695	5,538	5,230
Amortization of acquisition-related intangible assets	287	287	861	884
Deferred compensation plan expense	500	543	942	1,083
Non-GAAP gross profit	$408,932	$345,968	$1,132,815	$883,659
Non-GAAP gross margin	55.5%	55.8%	55.5%	55.7%

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total operating expenses	$211,045	$179,415	$596,774	$500,411

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses:
Stock-based compensation and related expenses	(58,958)	(50,721)	(169,428)	(151,659)
Amortization of acquisition-related intangible assets	(33)	(33)	(99)	(99)
Deferred compensation plan expense	(3,715)	(3,492)	(7,778)	(8,391)
Non-GAAP operating expenses	$148,339	$125,169	$419,469	$340,262

RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total operating income	$195,183	$164,028	$528,700	$376,051

Adjustments to reconcile total operating income to non-GAAP total operating income:
Stock-based compensation and related expenses	60,875	52,416	174,966	156,889
Amortization of acquisition-related intangible assets	320	320	960	983
Deferred compensation plan expense	4,215	4,035	8,720	9,474
Non-GAAP operating income	$260,593	$220,799	$713,346	$543,397

RECONCILIATION OF OTHER INCOME, NET, TO NON-GAAP OTHER INCOME, NET
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total other income, net	$10,392	$10,278	$27,743	$27,330

Adjustments to reconcile other income, net to non-GAAP other income, net:
Deferred compensation plan income	(3,792)	(3,895)	(8,022)	(9,180)
Non-GAAP other income, net	$6,600	$6,383	$19,721	$18,150

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO NON-GAAP INCOME BEFORE INCOME TAXES
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total income before income taxes	$205,575	$174,306	$556,443	$403,381

Adjustments to reconcile income before income taxes to non-GAAP income before income taxes:
Stock-based compensation and related expenses	60,875	52,416	174,966	156,889
Amortization of acquisition-related intangible assets	320	320	960	983
Deferred compensation plan expense, net	423	141	698	294
Non-GAAP income before income taxes	$267,193	$227,183	$733,067	$561,547

2025 FOURTH QUARTER OUTLOOK
RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited)

	Three Months Ending
	December 31, 2025
	Low	High
Gross margin	54.9%	55.5%
Adjustment to reconcile gross margin to non-GAAP gross margin:
Stock-based compensation and other expenses	0.3%	0.3%
Non-GAAP gross margin	55.2%	55.8%

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Three Months Ending
	December 31, 2025
	Low	High
Operating expenses	$206,800	$212,800
Adjustments to reconcile operating expenses to non-GAAP operating expenses:
Stock-based compensation and other expenses	(61,300)	(63,300)
Non-GAAP operating expenses	$145,500	$149,500